Exhibit 99.1

ImmunoCellular Therapeutics Provides Business Update on Research and Development

Programs and Future Strategy

- Near-Term Milestones Anticipated in Stem-to-T-Cell Research Program -

- Restructuring Underway Designed to Achieve Cost Savings and Extend Operating Runway -

- Conference Call and Webcast Today at 5:00 pm ET -

Los Angeles, CA – August 23, 2017 – ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular”) (NYSE MKT: IMUC) announced today that it plans to continue strategies to refocus and reallocate its available resources on its promising Stem-to-T-Cell research program. ImmunoCellular’s Stem-to-T-Cell program is designed to provide a novel method of harnessing the immune system to manufacture antigen-specific killer T cells that target and destroy cancer cells and provide long-term immuno-surveillance against tumor recurrence. The Stem-to-T-Cell platform has the potential to address many types of cancer, including both solid and hematological tumors.

Key anticipated near-term milestones in this program include: completion of loading of the T cell receptor DNA sequence into a viral vector during the third quarter of 2017 and transfection of the human hematopoietic stem cells by the loaded viral vector during the fourth quarter of 2017. These transfected stem cells are anticipated to ultimately be able to produce an unlimited supply of killer T cells bearing the desired T cell receptor. The killer T cells are designed to specifically target and destroy tumor cells. This phase of the Stem-to-T-Cell development is an important component of the proof-of-concept work for this technology. Once proof-of-concept has been established, ImmunoCellular can progress to testing in preclinical models.

Immunotherapies are being widely investigated as a way to develop highly specific anticancer therapies. The goal of most of these immunotherapies is to create a population of killer T cells that are programmed to destroy tumor cells. ImmunoCellular’s Stem-to-T-Cell platform represents a novel and more direct approach to generating killer T cells by using the patient’s stem cells as starting material. Thus, ImmunoCellular’s Stem-to-T-Cell technology shares some similarities with other immuno-oncology technologies, such as CAR-T, and could potentially be used in combination approaches. Unlike CAR-T therapies which deliver a large bolus of active T cells into the patient’s circulation and have been associated with toxicity in some patients, ImmunoCellular’s approach enables a more gradual and measured release of killer T cells and has the potential for lower toxicity while also yielding a more sustained response.

Anthony J. Gringeri, PhD, President and Chief Executive Officer, commented: “The board and management of ImmunoCellular remain committed to pursuing a viable strategic path forward for the Company, with the goal of realizing the value of our immuno-oncology technology platform and assets. Toward that end, we have successfully secured funding for the Company that extends our operating runway. We are focusing resources on advancing our research-stage

Stem-to-T-Cell program in collaboration with leading academic researchers and contract laboratories. We are also continuing to explore opportunities to partner our development-stage programs.”

Dr. Gringeri further commented: “Consistent with our commitment to reduce our costs and operate efficiently and cost-effectively, we have significantly streamlined our operations and organization. Mindful of the demands on our cash resources, and the reduced scope of our operations, our board of directors has decided to reduce its membership, while still providing required representation and fulfilling its stewardship and fiduciary responsibilities. Two of our valued board members, Mark A. Schlossberg and Gregg LaPointe, have therefore chosen to leave the board, effective August 15, 2017. We are deeply appreciative of their service and counsel, and their continued support for ImmunoCellular’s mission and strategy. We wish them all the best in their future endeavors.”

The Company is in the process of making significant reductions in its operating costs. Besides the previously announced suspension of the phase 3 registration trial of ICT-107 the Company is in the process of reducing its operating expenses through personnel and facility reductions. The Company plans to improve its liquidity by obtaining additional financing through the issuance of financial instruments such as equity and warrants or through the receipt of grants and awards. Additionally, the Company continues to evaluate its strategic alternatives, which may include a potential merger, consolidation, reorganization or other business combination, as well as the sale of the Company or the Company’s assets.

Business Update Conference Call and Webcast Today

ImmunoCellular plans to hold a conference call and webcast today at 5:00 pm ET to provide a business update. The call will be hosted by Anthony J. Gringeri, PhD, President and Chief Executive Officer.

LIVE CALL:	(877) 853-5636 (toll-free); international dial-in: (631) 291-4544; conference code 71258130.

WEBCAST:	Interested parties who wish to listen to the webcast should visit the Investor Relations section of ImmunoCellular’s website at www.imuc.com, under the Events and Presentations tab. A replay of the webcast will be available one hour after the conclusion of the event.

The conference call will contain forward-looking statements. The information provided on the teleconference is accurate only at the time of the conference call, and ImmunoCellular will take no responsibility for providing updated information except as required by law.

About ImmunoCellular Therapeutics, Ltd.

ImmunoCellular Therapeutics, Ltd. is a Los Angeles-based clinical-stage company that is developing immune-based therapies for the treatment of brain and other cancers. ImmunoCellular’s pipeline includes: a Stem-to-T-Cell research program, which engineers hematopoietic stem cells to generate cytotoxic T cells; ICT-121, a patient-specific, dendritic cell-based immunotherapy targeting CD133 found in recurrent glioblastoma; and ICT-140, a patient-specific, dendritic cell-based immunotherapy targeting ovarian cancer. ImmunoCellular recently announced the wind down of its phase 3 trial of ICT-107 in HLA-A2 patients while it pursues a collaborative arrangement or sale of its ICT-107 program. To learn more about ImmunoCellular, please visit www.imuc.com.

Forward-Looking Statements for ImmunoCellular Therapeutics

This press release contains certain forward-looking statements, including statements regarding ImmunoCellular’s intentions and current expectations concerning, among other things, ImmunoCellular’s ability to advance its Stem-to-T-Cell program and achieve near-term milestones; ImmunoCellular’s ability to finance its ongoing operations, reduce costs and minimize or defer the costs of restructuring in order to enable its immunotherapy program; the potential benefits and therapeutic utility of ImmunoCellular’s Stem-to-T-Cell program and other product candidates; the likelihood, timing and outcome of ImmunoCellular’s possible strategic alternatives, including a partnership or restructuring;; and ImmunoCellular’s ability to achieve its other clinical, operational, strategic and financial goals. Forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including the availability of resources to continue to develop ImmunoCellular’s product candidates and the uncertain timing of completion and success of ImmunoCellular’s proof-of-concept work and preclinical trials. Additional risks and uncertainties are described under the heading “Risk Factors” in ImmunoCellular’s most recently filed quarterly report on Form 10-Q for the period ended June 30, 2017. Except as required by law, ImmunoCellular undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

ImmunoCellular Therapeutics, Ltd.

Investor Relations

Jane Green

415.652.4819

jane@jmgcomm.com